Contact:        Investor Relations
DaVita Inc.
ir@davita.com
DaVita Inc. 3rd Quarter 2026 Results
Denver, Colorado, October 29, 2026 — DaVita Inc. (NYSE: DVA) announced financial and operating results for the quarter ended September 30, 2026.
Financial and operating highlights for the quarter ended September 30, 2026:
•Consolidated revenues were $3.578 billion.
•Operating income was $499 million and adjusted operating income was $561 million.
•Diluted earnings per share was $3.40 and adjusted diluted earnings per share was $3.82.
•Operating cash flow was $519 million and free cash flow was $276 million.
•Repurchased 0.6 million shares of the Company's common stock at an average price paid of $186.21 per share.

	Three months ended		Nine months ended September 30,
	September 30, 2026	June 30, 2026	2026	2025
Net income attributable to DaVita Inc.:	(dollars in millions, except per share data)
Net income	$223	$265	$686	$513
Diluted per share	$3.40	$4.02	$10.27	$6.62
Adjusted net income(1)	$250	$265	$713	$576
Adjusted diluted per share(1)	$3.82	$4.02	$10.67	$7.44

(1)For definitions of non-GAAP financial measures, see the note titled "Note on Non-GAAP Financial Measures" and related reconciliations beginning on page 14.

	Three months ended				Nine months ended September 30,
	September 30, 2026		June 30, 2026		2026		2025
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin
Operating income	(dollars in millions)
Operating income	$499	14.0%	$579	16.3%	$1,560	14.8%	$1,483	14.8%
Adjusted operating income(1)	$561	15.7%	$579	16.3%	$1,622	15.4%	$1,508	15.0%

(1)For definitions of non-GAAP financial measures, see the note titled "Note on Non-GAAP Financial Measures" and related reconciliations beginning on page 14.
U.S. dialysis metrics:
Volume: Total U.S. dialysis treatments for the third quarter of 2026 were 7,329,644, or an average of 92,780 treatments per day, representing a per day increase of 0.1% compared to the second quarter of 2026. Normalized non-acquired treatment growth in the third quarter of 2026 compared to the third quarter of 2025 was 0.4%.

	Three months ended		Quarter change	Nine months ended		Year to date change
	September 30, 2026	June 30, 2026		September 30, 2026	September 30, 2025
	(dollars in millions, except per treatment data)
Revenue per treatment	$415.25	$415.87	$(0.62)	$416.22	$405.15	$11.07
Patient care costs per treatment	$280.22	$277.40	$2.82	$279.24	$271.23	$8.01
General and administrative	$316	$331	$(15)	$967	$917	$50

Primary drivers of the changes in the table above were as follows:
Revenue: The quarter change was primarily driven by normal fluctuations, partially offset by an increase in average reimbursement rates and improvements in payor mix. The year to date change was driven by typical annual rate increases and other normal fluctuations, partially offset by unfavorable changes in payor mix.
Patient care costs: The quarter change was primarily due to increased medical supplies expenses. The year to date change was primarily driven by increased compensation expenses, medical supplies expense, insurance costs and health benefits expenses.
General and administrative: The quarter change was primarily due to decreased professional fees. The year to date change was primarily driven by increases in IT-related costs and compensation expenses, partially offset by costs related to the cybersecurity incident experienced by the Company in 2025.
Certain items impacting the quarter:
Goodwill and other asset impairment charges. During the quarter ended September 30, 2026, we recognized non-cash goodwill and other asset impairment charges related to our business in China. The effect was a $62 million impairment charge within operating income, offset by a $1 million tax benefit and $34 million noncontrolling interest credit, resulting in a $27 million net income impact attributable to DaVita Inc.
Share repurchases. During the three months ended September 30, 2026, we repurchased 0.6 million shares for $111 million, at an average price paid of $186.21 per share.
Subsequent to September 30, 2026 through October 27, 2026, the Company has repurchased 0.5 million shares of our common stock for $87 million at an average price paid of $180.57 per share.
Financial and operating metrics:

	Three months ended September 30,		Twelve months ended September 30,
	2026	2025	2026	2025
Cash flow:	(dollars in millions)
Operating cash flow	$519	$842	$1,870	$1,893
Free cash flow(1)	$276	$604	$980	$996

(1)For definitions of non-GAAP financial measures, see the note titled "Note on Non-GAAP Financial Measures" and related reconciliations beginning on page 14.

	Three months ended September 30, 2026	Nine months ended September 30, 2026
Effective income tax rate on:
Income	24.9%	21.8%
Income attributable to DaVita Inc.(1)	28.7%	26.5%
Adjusted income attributable to DaVita Inc.(1)	26.6%	25.8%

(1)For definitions of non-GAAP financial measures, see the note titled "Note on Non-GAAP Financial Measures" and related reconciliations beginning on page 14.
Center activity: As of September 30, 2026, we provided dialysis services to a total of approximately 298,100 patients at 3,269 outpatient dialysis centers, of which 2,671 centers were located in the United States and 598 centers were located in 14 countries outside of the United States.
Integrated kidney care (IKC): As of September 30, 2026, we had approximately 80,800 patients in risk-based integrated care arrangements representing approximately $6.4 billion in annualized medical spend. We also had an additional 3,100 patients in other integrated care arrangements; we do not include the medical spend for these patients in this annualized medical spend estimate. For an additional description of these metrics, see footnote 5 in the "Supplemental Financial Data" table below.

Outlook:
The following forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, including those described below, and actual results may vary materially from these forward-looking measures. We do not provide guidance for operating income or diluted net income per share attributable to DaVita Inc. or operating cash flow on a basis consistent with United States generally accepted accounting principles (GAAP) nor a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. These current non-GAAP financial measures do not include certain items, including goodwill impairment charges and foreign currency fluctuations, which may be significant. The guidance for our effective income tax rate on adjusted income attributable to DaVita Inc. also excludes the amount of third-party owners' income and related taxes attributable to non-tax paying entities.

	Current 2026 guidance		Prior 2026 guidance
	Low	High	Low	High
	(dollars in millions, except per share data)
Adjusted operating income	$2,175	$2,250	$2,150	$2,250
Adjusted diluted net income per share attributable to DaVita Inc.	$14.30	$15.20	$14.10	$15.20
Free cash flow	$1,000	$1,250	$1,000	$1,250
The following table outlines normalized treatment days by quarter for 2025 and 2026. Normalized treatment days are adjusted for the mix of days of the week for each quarter and serve as a means to more readily compare calendar effects on each quarter's treatment volume.

	Normalized Treatment Days
	2026	2025
Q1	76.5	76.9
Q2	78.0	78.0
Q3	79.2	78.8
Q4	78.8	79.5
Total	312.4	313.2
Certain columns, rows or percentages may not sum or recalculate due to the presentation of rounded numbers.
We will be holding a conference call to discuss our results for the third quarter ended September 30, 2026, on October 29, 2026, at 5:00 p.m. Eastern Time. To join the conference call, please dial (877) 918-6630 from the U.S. or (517) 308-9042 from outside the U.S., and provide the operator the password "Earnings." This call is being webcast and can be accessed at the DaVita Investor Relations website investors.davita.com. A replay of the conference call will also be available at investors.davita.com.

Forward looking statements
DaVita Inc. and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA), including statements in this release, filings with the Securities and Exchange Commission (SEC), reports to stockholders and in meetings with investors and analysts. All statements in this release, during the related presentation or other meetings, other than statements of historical fact, are forward-looking statements and as such are intended to be covered by the safe harbor for "forward-looking statements" provided by the PSLRA. These forward-looking statements could include, among other things, statements about our balance sheet and liquidity, our expenses, revenues, billings and collections, patient census, the impact of the cybersecurity incident experienced by the Company in 2025 (cyber incident), the impact of federal government policy changes or shutdowns on our business, including with respect to federal funding and reimbursement rates of Medicare, Medicare Advantage (MA), Medicaid and other government programs, availability or cost of supplies, including without limitation the impact of evolving trade policies and tariffs and any reduction in clinical and other supplies due to any disruptions experienced by third party vendors, including with respect to our ability to provide home dialysis services, treatment volumes, mix expectation, such as the percentage or number of patients under commercial insurance, including potential impacts to such mix as a result of U.S. administration policies, current macroeconomic, marketplace and labor market conditions, and overall impact on our patients and teammates, as well as other statements regarding our outlook, future operations, financial condition and prospects, capital allocation plans, expenses, cost saving initiatives, other strategic initiatives, use of contract labor, government and commercial payment rates, expectations related to value-based care (VBC), integrated kidney care (IKC), MA plan enrollment and our international operations, expectations regarding increased competition and marketplace changes, including those related to new or potential entrants in the dialysis and pre-dialysis marketplace and the potential impact of innovative technologies, drugs, or other treatments on the dialysis industry, and expectations regarding our share repurchase program. All statements in this release, other than statements of historical fact, are forward-looking statements. Without limiting the foregoing, statements including the words "expect," "intend," "will," "could," "plan," "anticipate," "believe," "forecast," "guidance," "outlook," "goals," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on DaVita's current expectations and are based solely on information available as of the date of this release. DaVita undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law. Actual future events and results could differ materially from any forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things:
•external conditions, including those related to general economic, political and global health conditions, including without limitation, the impact of global events and political or governmental volatility, including in the Middle East and Ukraine; the impact of the domestic political environment and related developments on the current healthcare marketplace, our patients and on our business; the impact of infectious diseases or other adverse conditions on our financial condition, the chronic kidney disease population and our patient population; supply chain challenges and disruptions, including without limitation, with respect to certain key services, critical clinical supplies and equipment we obtain from third parties, and including any impacts on our supply chain and cost of supplies as a result of global events, natural disasters or evolving trade policies, including tariffs; the impact on our patients and industry of continued increased competition from dialysis providers and others, including new or potential entrants in the dialysis and pre-dialysis marketplace; the impact of new or innovative technologies, drugs, or other treatments, including our ability to successfully implement new technologies, treatments or therapies in our business such as those related to middle molecule toxin clearance; elevated teammate turnover or labor costs; and our ability to respond to challenging U.S. and global economic and marketplace conditions, including, among other things, our ability to successfully identify cost saving opportunities and execute on related strategic initiatives;
•the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates; our ability to negotiate and maintain contracts with these payors on competitive terms or at all; a reduction in the number or percentage of our patients under commercial plans, including, without limitation, as a result of healthcare, immigration or other policies implemented by the U.S. administration, continuing legislative, regulatory or other efforts to restrict or prohibit the use and/or availability of charitable premium assistance, or as a result of payors implementing restrictive plan designs or resulting from negotiations with large commercial payors that we have in the past, and currently are, conducting on a concurrent basis;
•risks arising from laws, regulations or requirements applicable to us or changes thereto, including, without limitation, the One Big Beautiful Bill Act and those related to trade policy, healthcare, charitable premium assistance, privacy, antitrust matters, and acquisition, merger, joint venture or similar transactions and/or labor matters, and potential impacts of changes in interpretation or enforcement thereof or related litigation impacting, among other things, coverage or reimbursement rates for our services or the number of patients enrolled in or that select higher-paying commercial plans, and the risk that we make incorrect assumptions about how our patients will respond to any such developments;
•our ability to successfully implement our strategies with respect to IKC and VBC initiatives that may be impacted by, among other things, changes to the Comprehensive Kidney Care Contracting model and home based dialysis in the desired time frame and in a complex, dynamic and highly regulated environment;
•a reduction in government payment rates under the Medicare End Stage Renal Disease program, state Medicaid or other government-based programs and the impact of the MA benchmark structure and adjustment methodologies;
•our reliance on significant suppliers, service providers and other third party vendors to provide key support to our business operations and enable our provision of services to patients, including, among others, suppliers of certain pharmaceuticals, administrative or other services or critical clinical products; and risks resulting from a closure, reduction, disruption or transition in the services or products provided to us by such suppliers, service providers and third party vendors, which may, among other things, increase our costs or expenses;
•our ability to successfully and cost-effectively maintain, operate or upgrade our information systems or those of third-party service providers upon which we rely and our ability to successfully and cost-effectively adopt or adapt to new technologies, treatments or therapies, including technologies that utilize artificial intelligence;
•legal and compliance risks, such as compliance with complex, and at times, evolving government regulations and requirements, and with additional laws that may apply to our operations as we expand geographically or enter into new lines of business;
•noncompliance by us or our business associates with any privacy or security laws or any security breach by us or a third party, such as the cyber incident, including, among other things, any such non-compliance or breach involving the misappropriation, loss or other unauthorized use or disclosure of confidential information;
•our ability to attract, retain and motivate teammates, including key leadership personnel, our ability to manage potential disruptions to our business and operations, including potential work stoppages, and our ability to manage operating cost increases or productivity decreases that may be related to political unrest, legislative or other changes, union organizing activities, or volatility and uncertainty in the current challenging and highly competitive labor market that has experienced an ongoing nationwide shortage of skilled clinical personnel, among other things;
•changes in practice patterns, pricing, or reimbursement and payment policies or processes related to pharmaceuticals, medical equipment or supplies, including with respect to oral phosphate binders, among other things;
•our ability to develop and maintain relationships with physicians and hospitals, changing affiliation models for physicians, and the emergence of new models of care or other initiatives that, among other things, may erode our patient base and impact reimbursement rates;
•our ability to complete and successfully integrate and operate acquisitions, mergers, dispositions, joint ventures or other strategic transactions on terms favorable to us or at all; and our ability to continue to successfully expand our operations and services in markets outside the United States, or to businesses or products outside of dialysis services;
•the variability of our cash flows, including, without limitation, any extended billing or collections cycles that may be due to, among other things, defects or operational issues in our billing systems such as those experienced during the cyber incident, or defects or operational issues in the billing systems or services of third parties on which we rely; the risk that we may not be able to generate or access sufficient cash in the future to service our indebtedness or to fund our other liquidity needs;
•the effects on us or others of natural or other disasters, public health crises or severe adverse weather events such as hurricanes, earthquakes, fires or flooding;
•factors that may impact our ability to repurchase stock under our share repurchase program and the timing of any such stock repurchases, as well as any use by us of a considerable amount of available funds to repurchase stock;
•our goals and disclosures related to sustainability matters, including, among other things, evolving regulatory requirements affecting environmental, social and governance standards, measurements and reporting requirements; and
•the other risk factors, trends and uncertainties set forth in our Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2026, and the risks and uncertainties discussed in any subsequent reports that we file or furnish with the SEC from time to time.
The financial information presented in this release is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

DAVITA INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(dollars and shares in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Dialysis patient service revenues	$3,408,266	$3,298,090	$10,047,440	$9,607,954
Other revenues	169,860	122,137	500,318	415,328
Total revenues	3,578,126	3,420,227	10,547,758	10,023,282
Operating expenses:
Patient care costs	2,451,047	2,332,759	7,185,305	6,833,959
General and administrative	408,697	414,373	1,254,069	1,201,268
Depreciation and amortization	165,188	177,490	510,825	528,645
Equity investment income, net	(8,237)	(10,162)	(24,765)	(23,135)
Goodwill and other asset impairment charges	62,176	—	62,176	—
Total operating expenses	3,078,871	2,914,460	8,987,610	8,540,737
Operating income	499,255	505,767	1,560,148	1,482,545
Debt expense	(150,016)	(150,557)	(445,403)	(431,674)
Debt extinguishment and modification costs	—	(5,150)	(2,035)	(5,150)
Other income (loss), net	9,468	(41,257)	22,241	(81,657)
Income before income taxes	358,707	308,803	1,134,951	964,064
Income tax expense	89,318	68,554	247,304	216,379
Net income	269,389	240,249	887,647	747,685
Less: Net income attributable to noncontrolling interests	(46,458)	(89,917)	(201,789)	(235,099)
Net income attributable to DaVita Inc.	$222,931	$150,332	$685,858	$512,586
Earnings per share attributable to DaVita Inc.:
Basic net income	$3.49	$2.09	$10.50	$6.77
Diluted net income	$3.40	$2.04	$10.27	$6.62
Weighted average shares for earnings per share:
Basic shares	63,835	72,075	65,322	75,768
Diluted shares	65,504	73,769	66,811	77,442

DAVITA INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)
(dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net income	$269,389	$240,249	$887,647	$747,685
Other comprehensive income (loss), net of tax:
Unrealized gains (losses) on interest rate cap agreements:
Unrealized gains (losses)	26,777	(4,418)	34,729	(19,358)
Reclassifications of net realized losses into net income	2,877	1,427	8,632	4,468
Unrealized (losses) gains on foreign currency translation	(564)	24,669	49,961	209,526
Other comprehensive income	29,090	21,678	93,322	194,636
Total comprehensive income	298,479	261,927	980,969	942,321
Less: Comprehensive income attributable to noncontrolling interests	(46,458)	(89,917)	(201,789)	(235,099)
Comprehensive income attributable to DaVita Inc.	$252,021	$172,010	$779,180	$707,222

DAVITA INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(dollars and shares in thousands, except per share data)

	September 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$495,629	$676,438
Restricted cash and equivalents	83,631	81,309
Short-term investments	70,673	24,303
Accounts receivable	2,509,014	2,414,690
Inventories	161,464	160,627
Contract assets and other receivables	565,459	494,414
Prepaid and other current assets	141,147	156,285
Income tax receivable	47,807	49,937
Total current assets	4,074,824	4,058,003
Property and equipment, net of accumulated depreciation of $6,985,414 and $6,602,134, respectively	2,731,171	2,812,966
Operating lease right-of-use assets	2,434,212	2,397,179
Intangible assets, net of accumulated amortization of $39,378 and $37,751, respectively	221,070	222,125
Equity method and other investments	404,305	157,249
Long-term investments	38,382	40,966
Other long-term assets	364,506	246,520
Goodwill	7,548,042	7,545,095
	$17,816,512	$17,480,103
LIABILITIES AND EQUITY
Accounts payable	$662,199	$696,148
Other liabilities	848,178	893,024
Accrued compensation and benefits	747,911	793,478
Current portion of operating lease liabilities	438,132	425,484
Current portion of long-term debt	112,491	109,201
Income tax payable	23,143	24,359
Due to related party	54,714	199,940
Total current liabilities	2,886,768	3,141,634
Long-term operating lease liabilities	2,185,179	2,175,658
Long-term debt	10,656,624	10,163,988
Other long-term liabilities	100,431	83,516
Deferred income taxes	861,693	756,869
Total liabilities	16,690,695	16,321,665
Commitments and contingencies
Noncontrolling interests subject to put provisions	1,484,283	1,532,166
Equity:
Preferred stock ($0.001 par value, 5,000 shares authorized; none issued)	—	—
Common stock ($0.001 par value, 450,000 shares authorized; 69,237 shares issued and 63,400 shares outstanding at September 30, 2026, and 68,549 shares issued and outstanding at December 31, 2025)	69	69
Additional paid-in capital	53,979	—
Accumulated earnings (deficit)	301,565	(328,428)
Treasury stock (5,837 and zero shares, respectively)	(917,239)	(199,940)
Accumulated other comprehensive loss	(29,461)	(122,783)
Total DaVita Inc. shareholders' equity deficit	(591,087)	(651,082)
Noncontrolling interests not subject to put provisions	232,621	277,354
Total equity deficit	(358,466)	(373,728)
	$17,816,512	$17,480,103

DAVITA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(dollars in thousands)

	Nine months ended September 30,
	2026	2025
Cash flows from operating activities:
Net income	$887,647	$747,685
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	510,825	528,645
Goodwill and other asset impairment charges	62,176	—
Loss on extinguishment of debt	—	4,253
Stock-based compensation expense	83,378	101,559
Deferred income taxes	91,207	68,989
Equity investment loss, net	887	91,532
Other non-cash losses, net	14,668	11,522
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(67,585)	(144,688)
Inventories	1,103	913
Other current assets	(50,210)	(153,428)
Other long-term assets	(47,733)	(21)
Accounts payable	(47,803)	97,879
Accrued compensation and benefits	(64,671)	19,279
Other current liabilities	(50,713)	16,462
Income taxes	453	(30,635)
Other long-term liabilities	6,101	(14,172)
Net cash provided by operating activities	1,329,730	1,345,774
Cash flows from investing activities:
Additions of property and equipment	(431,323)	(430,434)
Acquisitions	(41,693)	(118,337)
Proceeds from asset and business sales	16,297	32,337
Purchase of debt investments held-to-maturity	(66,788)	(15,842)
Purchase of other debt and equity investments	(29,832)	(3,352)
Proceeds from debt investments held-to-maturity	17,020	38,051
Proceeds from sale of other debt and equity investments	4,382	6,706
Purchase of equity method investments	(221,839)	(2,466)
Distributions from equity method investments	329	1,514
Net cash used in investing activities	(753,447)	(491,823)
Cash flows from financing activities:
Borrowings	3,511,331	4,672,170
Payments on long-term debt	(3,021,008)	(3,880,721)
Deferred and debt related financing costs	(10,602)	(26,416)
Purchase of treasury stock from related party	(419,318)	(430,286)
Other purchases of treasury stock	(450,862)	(1,033,887)
Distributions to noncontrolling interests	(243,786)	(232,721)
Net proceeds from issuance of common stock under employee stock plans	14,509	17,583
Payment of tax withholdings on net share settlements of equity awards	(68,968)	(33,764)
Contributions from noncontrolling interests	4,636	3,999
Proceeds from sales of additional noncontrolling interests	—	169
Purchases of noncontrolling interests	(70,593)	(16,385)
Net cash used in financing activities	(754,661)	(960,259)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(109)	21,897
Net decrease in cash, cash equivalents and restricted cash	(178,487)	(84,411)
Cash, cash equivalents and restricted cash at beginning of the year	757,747	879,825
Cash, cash equivalents and restricted cash at end of the period	$579,260	$795,414

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)
(dollars in millions and shares in thousands, except per treatment and patient data)

	Three months ended		Nine months ended September 30, 2026
	September 30, 2026	June 30, 2026
1. Consolidated business metrics:
Operating margin	14.0%	16.3%	14.8%
Adjusted operating margin excluding certain items(1)	15.7%	16.3%	15.4%
General and administrative expenses as a percent of consolidated revenues(2)	11.4%	11.9%	11.9%
Effective income tax rate on income	24.9%	21.1%	21.8%
Effective income tax rate on income attributable to DaVita Inc.(1)	28.7%	25.6%	26.5%
Effective income tax rate on adjusted income attributable to DaVita Inc.(1)	26.6%	25.6%	25.8%

2. Summary of financial results:
Revenues:
U.S. dialysis patient services and other	$3,050	$3,012	$9,004
Other—Ancillary services
Integrated kidney care	144	162	422
Other U.S. ancillary	10	9	29
International dialysis patient service and other	398	386	1,156
	552	557	1,606
Eliminations	(24)	(14)	(62)
Total consolidated revenues	$3,578	$3,554	$10,548
Operating income (loss):
U.S. dialysis	$544	$538	$1,588
Other—Ancillary services
Integrated kidney care	4	40	24
Other U.S. ancillary	(6)	(8)	(20)
International	(16)	25	40
	(19)	57	44
Corporate administrative support expenses	(26)	(16)	(72)
Total consolidated operating income	$499	$579	$1,560

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions and shares in thousands, except per treatment and patient data)

	Three months ended		Nine months ended September 30, 2026
	September 30, 2026	June 30, 2026
3. Summary of reportable segment financial results and metrics:
U.S. dialysis
Financial results
Revenue:
Dialysis patient service revenues	$3,044	$3,005	$8,984
Other revenues	7	7	20
Total operating revenues	3,050	3,012	9,004
Operating expenses:
Patient care costs	2,054	2,005	6,028
General and administrative	316	331	967
Depreciation and amortization	144	146	446
Equity investment income	(8)	(8)	(25)
Total operating expenses	2,506	2,474	7,416
Segment operating income	$544	$538	$1,588
Metrics
Volume:
Treatments	7,329,644	7,226,600	21,585,769
Number of treatment days	79.0	78.0	233.7
Average treatments per day	92,780	92,649	92,365
Per day year-over-year change	1.2%	0.6%	0.5%
Number of normalized treatment days(3)	79.2	78.0	233.7
Average treatments per normalized day	92,546	92,649	92,365
Per normalized day year-over-year change	0.7%	0.6%	0.5%
Normalized year-over-year non-acquired treatment growth(4)	0.4%	0.3%
Operating net revenues:
Average patient service revenue per treatment	$415.25	$415.87	$416.22
Expenses:
Patient care costs per treatment	$280.22	$277.40	$279.24
General and administrative expenses per treatment	$43.14	$45.79	$44.79
Depreciation and amortization expense per treatment	$19.70	$20.26	$20.66
Accounts receivable:
Receivables	$1,684	$1,719
DSO	51	52

4. IKC metrics:
Patients per integrated care arrangement type:
Risk-based(5)	80,800	64,900
Other(5)	3,100	5,700
Annualized aggregate risk based spend(5)	$6,400	$5,800

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions and shares in thousands, except per treatment and patient data)

	Three months ended		Nine months ended September 30, 2026
	September 30, 2026	June 30, 2026
5. Cash flow:
Operating cash flow	$519	$490	$1,330
Operating cash flow, last twelve months	$1,870	$2,193
Free cash flow(1)	$276	$256	$672
Free cash flow, last twelve months(1)	$980	$1,308
Capital expenditures:
Maintenance	$112	$123	$309
Development	$47	$47	$122
Acquisition expenditures	$3	$5	$42
Proceeds from sale of self-developed properties	$10	$—	$13

6. Debt and capital structure:
Total debt(6)	$10,832	$10,848
Net debt, net of cash and cash equivalents(6)	$10,337	$10,179
Leverage ratio(7)	3.38x	3.37x
Weighted average effective interest rate:
At end of the quarter	5.54%	5.43%
On the senior secured credit facilities at end of the quarter	6.02%	5.76%
Amount spent on share repurchases	$111	$348	$863
Number of shares repurchased	594	2,238	5,837
Certain columns, rows or percentages may not sum or recalculate due to the presentation of rounded numbers.

(1)These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, and for a definition of adjusted amounts, see attached reconciliation schedules. Adjusted operating income margin is adjusted operating income divided by consolidated revenues.
(2)General and administrative expenses include certain corporate support, long-term incentive compensation and advocacy costs.
(3)Normalized treatment days reflect treatment days adjusted to normalize for the mix of days of the week in a given quarter.
(4)Normalized non-acquired treatment growth reflects year-over-year growth in treatment volume, adjusted to exclude acquisitions and other similar transactions, and further adjusted to normalize for the number and mix of treatment days in a given quarter versus the prior year quarter.
(5)Integrated care metrics: The aggregate amount of medical spend associated with risk-based integrated care arrangements that we disclose includes both medical costs included in our reported expenses for certain risk-based arrangements (such as our SNPs), as well as the aggregate estimated benchmark amount above or below which we will incur profit or loss from value-based care (VBC) arrangements under which third-party medical costs are not included in our reported results. A number of our VBC contracts are subject to complex or novel patient attribution mechanics and benchmark adjustments, some of which are based on information not reported to us until periods after we report our quarterly results. As a result, our estimates of our patients under, and the dollar amount of, our value-based contracts remain subject to estimation uncertainty.
(6)The debt amounts presented as of September 30, 2026 and June 30, 2026 exclude approximately $63.1 and $66.5, respectively, of debt discount, premium and other deferred financing costs related to our senior secured credit facilities and senior notes in effect or outstanding at that time.
(7)This is a non-GAAP measure. See "Calculation of Leverage Ratio" in non-GAAP reconciliations.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in millions)
Calculation of the Leverage Ratio
Under our amended senior secured credit facilities (the Amended Credit Agreement) dated June 8, 2026, the leverage ratio is defined as (a) all funded debt, minus unrestricted cash and cash equivalents (including short-term investments) divided by (b) "Consolidated EBITDA." The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A-2 and revolving line of credit under the Amended Credit Agreement by establishing the margin over the base interest rate (SOFR plus credit spread adjustment) that is applicable. The calculation below is based on the last 12 months of "Consolidated EBITDA" and "Consolidated net debt" at the end of each reported period, each as defined in the credit agreement that was in effect at the end of each such period (the Applicable Credit Agreement). The calculation of "Consolidated EBITDA" below sets forth, among other things, certain pro forma adjustments described in the Applicable Credit Agreement, including, pro forma adjustments for acquisitions or divestitures that occurred during the period and certain projected net cost savings, expense reductions and cost synergies. These pro forma adjustments are determined according to specified criteria set forth in the Applicable Credit Agreement, and as a result, the total adjustments calculated may not be comparable to the Company's estimates for other purposes, including as operating performance measures. The Company's management believes the presentation of "Consolidated EBITDA" is useful to investors to enhance their understanding of the Company's leverage ratio under the Applicable Credit Agreement and should not be evaluated for any other purpose. The leverage ratio calculated by the Company is a non-GAAP measure and should not be considered a substitute for the ratio of total debt to operating income, determined in accordance with GAAP. The Company's calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures of other companies.

	Twelve months ended
	September 30, 2026	June 30, 2026
Net income from continuing operations attributable to DaVita Inc.	$895	$822
Income taxes	324	303
Interest expense	543	540
Depreciation and amortization	698	710
Impairment charges	62	—
Net income attributable to noncontrolling interests	299	342
Stock-settled stock-based compensation	117	127
Debt extinguishment and modification costs	11	16
Expected cost savings and expense reductions	10	7
Other	84	149
Consolidated EBITDA	$3,042	$3,018

	September 30, 2026	June 30, 2026
Total debt, excluding debt discount and other deferred financing costs(1)	$10,832	$10,848
Less: Cash and cash equivalents including short-term investments(2)	(563)	(685)
Consolidated net debt	$10,269	$10,162
Last twelve months Consolidated EBITDA	$3,042	$3,018
Leverage ratio	3.38x	3.37x
Maximum leverage ratio permitted under the Credit Agreement	5.00x	5.00x
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers.

(1)The debt amounts presented as of September 30, 2026 and June 30, 2026 exclude approximately $63.1 and $66.5, respectively, of debt discount, premium and other deferred financing costs related to our senior secured credit facilities and senior notes in effect or outstanding at that time.
(2)This excludes amounts not readily convertible to cash related to the Company's non-qualified deferred compensation plans for all periods presented.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
Note on Non-GAAP Financial Measures
As used in this press release, the term "adjusted" refers to non-GAAP measures as follows, each as reconciled to its most comparable GAAP measure as presented in the non-GAAP reconciliations in the notes to this press release: (i) for income and expense measures, the term "adjusted" refers to operating performance measures that exclude certain items such as, but not limited to, cybersecurity costs, impairment charges, gains or losses on ownership changes, restructuring charges, accruals for legal matters, and debt extinguishment and modification costs; and (ii) the term "effective income tax rate on adjusted income attributable to DaVita Inc." represents the Company’s effective tax rate excluding applicable non-GAAP items and the tax associated with them as well as noncontrolling owners’ income, which primarily relates to non-tax paying entities.
These non-GAAP or "adjusted" measures are presented because management believes these measures are useful adjuncts to GAAP results. However, these non-GAAP measures should not be considered alternatives to the corresponding measures determined under GAAP.
Specifically, management uses adjusted operating income, adjusted net income attributable to DaVita Inc. and adjusted diluted net income per share attributable to DaVita Inc. to compare and evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe these non-GAAP measures also are useful to investors and analysts in evaluating our performance over time and relative to competitors, as well as in analyzing the underlying trends in our business. Furthermore, we believe these presentations enhance a user's understanding of our normal consolidated results by excluding certain items which we do not believe are indicative of our ordinary results of operations. As a result, adjusting for these amounts allows for comparison to our normalized prior period results.
The effective income tax rate on adjusted income attributable to DaVita Inc. excludes noncontrolling owners' income and certain non-deductible and other charges which we do not believe are indicative of our ordinary results. Accordingly, we believe these adjusted effective income tax rates are useful to management, investors and analysts in evaluating our performance and establishing expectations for income taxes incurred on our ordinary results attributable to DaVita Inc.
Finally, free cash flow represents net cash provided by operating activities less distributions to noncontrolling interests, development capital expenditures, and maintenance capital expenditures; plus contributions from noncontrolling interests and proceeds from the sale of self-developed properties. Management uses this measure to assess our ability to fund acquisitions and meet our debt service obligations and we believe this measure is equally useful to investors and analysts as an adjunct to cash flows from operating activities and other measures under GAAP.
It is important to bear in mind that these non-GAAP "adjusted" measures are not measures of financial performance or liquidity under GAAP and should not be considered in isolation from, nor as substitutes for, their most comparable GAAP measures.
The following tables provide reconciliations of the non-GAAP financial measures presented in this press release to their most comparable GAAP measures.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in millions, except per share data)
Adjusted net income and adjusted diluted net income per share attributable to DaVita Inc.:

	Three months ended				Nine months ended
	September 30, 2026		June 30, 2026		September 30, 2026		September 30, 2025
	Dollars	Per share	Dollars	Per share	Dollars	Per share	Dollars	Per share
Consolidated:
Net income attributable to DaVita Inc.	$223	$3.40	$265	$4.02	$686	$10.27	$513	$6.62
Goodwill and other asset impairments(1)	62	0.95	—	—	62	0.93	—	—
Goodwill and other asset impairments attributable to noncontrolling interests(1)	(34)	(0.53)	—	—	(34)	(0.51)	—	—
Cybersecurity incident-related charges(2)	—	—	—	—	—	—	25	0.33
Other loss, net - Mozarc net loss(3)	—	—	—	—	—	—	26	0.33
Income tax impact related to prior legal matter(4)	—	—	—	—	—	—	19	0.24
Related income tax	(1)	(0.01)	—	—	(1)	(0.01)	(6)	(0.08)
Adjusted net income attributable to DaVita Inc.	$250	$3.82	$265	$4.02	$713	$10.67	$576	$7.44
Certain columns, rows or percentages may not sum or recalculate due to the presentation of rounded numbers.
Adjusted operating income:

	Three months ended September 30, 2026
	U.S. dialysis	Ancillary services				Corporate administration
		U.S. IKC	U.S. Other	International	Total		Consolidated
Operating income (loss)	$544	$4	$(6)	$(16)	$(19)	$(26)	$499
Goodwill and other asset impairments(1)	—	—	—	62	62	—	62
Adjusted operating income (loss)	$544	$4	$(6)	$46	$44	$(26)	$561
Certain columns, rows or percentages may not sum or recalculate due to the presentation of rounded numbers.

	Nine months ended September 30, 2026
	U.S. dialysis	Ancillary services				Corporate administration
		U.S. IKC	U.S. Other	International	Total		Consolidated
Operating income (loss)	$1,588	$24	$(20)	$40	$44	$(72)	$1,560
Goodwill and other asset impairments(1)	—	—	—	62	62	—	62
Adjusted operating income (loss)	$1,588	$24	$(20)	$102	$106	$(72)	$1,622
Certain columns, rows or percentages may not sum or recalculate due to the presentation of rounded numbers.

	Nine months ended September 30, 2025
	U.S. dialysis	Ancillary services				Corporate administration	Consolidated
		U.S. IKC	U.S. Other	International	Total
Operating income (loss)	$1,529	$(24)	$(14)	$93	$55	$(101)	$1,483
Cybersecurity incident-related charges(2)	25	—	—	—	—	—	25
Adjusted operating income (loss)	$1,554	$(24)	$(14)	$93	$55	$(101)	$1,508
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in millions, except per share data)
Effective income tax rates:

	Three months ended		Nine months ended September 30, 2026
	September 30, 2026	June 30, 2026
Effective income tax rates on income attributable to DaVita Inc.:
Income before income taxes	$359	$435	$1,135
Noncontrolling owners’ income primarily attributable to non-tax paying entities	(46)	(78)	(202)
Income before income taxes attributable to DaVita Inc.	$313	$357	$933
Income tax expense	$89	$92	$247
Income tax benefit (expense) attributable to noncontrolling interests	1	(1)	—
Income tax expense attributable to DaVita Inc.	$90	$91	$247
Effective income tax rate on income attributable to DaVita Inc.	28.7%	25.6%	26.5%
Effective income tax rate on adjusted income attributable to DaVita Inc.:
Income before income taxes	$359	$435	$1,135
Goodwill and other asset impairments(1)	62	—	62
Noncontrolling owners’ income primarily attributable to non-tax paying entities	(46)	(78)	(202)
Goodwill and other asset impairments attributable to noncontrolling interests(1)	(34)	—	(34)
Adjusted income before income taxes attributable to DaVita Inc.	$341	$357	$961
Income tax expense	$89	$92	$247
Income tax benefit (expense) related to:
Goodwill and other asset impairments	1	—	1
Noncontrolling interests	1	(1)	—
Income tax on adjusted income attributable to DaVita Inc.	$90	$91	$248
Effective income tax rate on adjusted income attributable to DaVita Inc.	26.6%	25.6%	25.8%
Certain columns, rows or percentages may not sum or recalculate due to the presentation of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in millions, except per share data)
Free cash flow:

	Three months ended			Nine months ended September 30, 2026
	September 30, 2026	June 30, 2026	September 30, 2025
Net cash provided by operating activities	$519	$490	$842	$1,330
Adjustments to reconcile net cash provided by operating activities to free cash flow:
Distributions to noncontrolling interests	(94)	(64)	(82)	(244)
Contributions from noncontrolling interests	—	—	1	5
Maintenance capital expenditures(5)	(112)	(123)	(119)	(309)
Development capital expenditures(6)	(47)	(47)	(47)	(122)
Proceeds from sale of self-developed properties	10	—	8	13
Free cash flow	$276	$256	$604	$672
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers.

	Twelve months ended
	September 30, 2026	June 30, 2026	September 30, 2025
Net cash provided by operating activities	$1,870	$2,193	$1,893
Adjustments to reconcile net cash provided by operating activities to free cash flow:
Distributions to noncontrolling interests	(335)	(323)	(341)
Contributions from noncontrolling interests	8	9	8
Maintenance capital expenditures(5)	(417)	(424)	(423)
Development capital expenditures(6)	(160)	(159)	(178)
Proceeds from sale of self-developed properties	14	12	36
Free cash flow	$980	$1,308	$996
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers.

(1)Represents non-cash goodwill and other asset impairment charges related to our business in China, of which a portion was allocated to noncontrolling interests. These charges are excluded from our non-GAAP metrics because they do not occur in or reflect the ordinary course of our ongoing business, are inherently unpredictable and are non-cash amounts, the exclusion of which facilitates comparison of historical, current and forecasted financial results.
(2)Represents charges recognized to work to remediate a cybersecurity incident and restore systems following the occurrence of the incident in the second quarter of 2025. We have excluded these charges from our non-GAAP metrics as we do not believe they are indicative of our ordinary results of operations.
(3)Represents non-cash impairment and restructuring charges included in other losses related to our equity investment in Mozarc Medical Holding LLC. This loss does not represent a normal and recurring cost of operating our business or generating returns from investments and may obscure analysis of underlying trends and financial performance.
(4)Represents the write-down of a tax receivable related to a 2014 tax refund claim. The claim related to estimated tax expense associated with a legal matter previously presented as a non-GAAP adjustment. We have excluded this charge from our non-GAAP metrics because, among other things, we do not believe it is indicative of our ordinary results of operations because the charge is significant and may obscure analysis of underlying trends and financial performance of our current business.
(5)Maintenance capital expenditures represent capital expenditures to maintain the productive capacity of the business and include those made for investments in information technology, dialysis center renovations, capital asset replacements, and any other capital expenditures that are not development or acquisition expenditures.
(6)Development capital expenditures principally represent capital expenditures (other than acquisition expenditures) made to expand the productive capacity of the business and include those for new U.S. and international dialysis center developments, dialysis center expansions and relocations, and new or expanded contracted hospital operations.